===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                AMENDMENT NO. 1

                                       TO

                                 CURRENT REPORT


                        PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                          DATE OF REPORT: June 1, 1995
                     (Date of the Earliest Event Reported)


                               HEALTHSOURCE, INC.
             (Exact name of Registrant as specified in its charter)


New Hampshire                   1-11538                   02-0387748
(State or other            (Commission File         (I.R.S. Employer
jurisdiction of             Number)                  Identification Number)
incorporation)


       Two College Park Drive
       Hooksett, New Hampshire                              03106
(Address of principal executive offices)                 (Zip Code)


                                  603/268-7000
              (Registrant's Telephone Number, including area code)


==============================================================================

        The undersigned registrant hereby amends the following items, financial statements, exhibits or other portions of its Current Report on Form 8-K dated June 1, 1995, as set forth below (all capitalized terms used and not otherwise defined herein having the meaning specified in such Form 8-K):


Item 7.         FINANCIAL STATEMENTS AND EXHIBITS.

                (a) Financial statements of businesses acquired.

                Audited statements of financial condition for the Acquired Business at December 31, 1994 and 1993 with the related statements of income, owner's equity and cash flows for the fiscal years ended December 31, 1994, 1993 and 1992. Unaudited condensed statement of financial condition for the Acquired Business at March 31, 1995 with the related statements of income and cash flow for the quarterly period then ended.

                (b) Pro forma financial information.

                Pro forma condensed consolidated statement of operations for the Company for the fiscal year ended December 31, 1994. Pro forma condensed consolidated balance sheet for the Company at March 31, 1995 with the related pro forma condensed consolidated statement of operations for the quarterly period ended March 31, 1995.

                (c) Exhibits.

                23.2 Consent of Ernst & Young LLP regarding audited financial statements.

                                   SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        HEALTHSOURCE, INC.


                                        By: /s/  Thomas M Congoran
                                            ------------------------------------
                                            Thomas M. Congoran
                                            Chief Financial Officer

Dated: August 4, 1995

                          Audited Financial Statements

                     Provident Life and Accident Insurance
                      Company of America and Subsidiaries'
                          Medical Services Operations

                               December 31, 1994

AUDITED FINANCIAL STATEMENTS

PROVIDENT LIFE AND ACCIDENT INSURANCE COMPANY OF AMERICA AND SUBSIDIARIES' MEDICAL SERVICES OPERATIONS


DECEMBER 31, 1994

Report of Independent Auditors.................................................1
Statements of Financial Condition..............................................2
Statements of Income...........................................................4
Statements of Owner's Equity...................................................5
Statements of Cash Flows.......................................................6
Notes to Financial Statements..................................................7


                         [ERNST & YOUNG LLP LETTERHEAD]


                         Report of Independent Auditors


We have audited the accompanying statements of financial condition of Provident Life and Accident Insurance Company of America and Subsidiaries' Medical Services Operations as of December 31, 1994 and 1993, and the related statements of income, owner's equity, and cash flows for each of the three years in the period ended December 31, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Provident Life and Accident Insurance Company of America and Subsidiaries' Medical Services Operations at December 31, 1994 and 1993, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1994, in conformity with generally accepted accounting principles.

As discussed in Note 1 to the financial statements, during 1994 the Company changed its method of accounting for certain debt and equity securities.


                                                Ernst & Young LLP



Chattanooga, Tennessee
May 12, 1995
except for Note 8, as to which the date is June 1, 1995

STATEMENTS OF FINANCIAL CONDITION

Provident Life and Accident Insurance Company of America and Subsidiaries' Medical Services Operations

                                              December 31
                                          1994          1993
                                       (in thousands of dollars)
                                       -------------------------

Assets

  Investment Pool -- Note 1              $215,530      $233,863
  Cash and Bank Deposits                    5,482         5,948
  Accounts Receivable                      50,738        48,643
  Premiums Receivable                      18,734        20,712
  Accrued Investment Income                 3,987         4,182
  Property and Equipment -- at cost
   less accumulated depreciation           26,844        26,471
  Intangible Assets                       102,837       113,989
  Miscellaneous                               326          --
                                          -------      --------


Total Assets                             $424,478      $453,808
                                         --------      --------

See notes to financial statements.

Provident Life and Accident Insurance Company of America and Subsidiaries' Medical Services Operations


                                                        December 31
                                                    1994            1993
                                                  (in thousands of dollars)
                                                  -------------------------

Liabilities and Owner's Equity
  Policy and Contract Benefits                    $ 78,275         $ 89,550
  Unearned Premiums                                    910            --
  Experience Rating Refunds                         46,190           56,349
  Policyholders' Funds                              25,971           11,039
  Deferred Federal Income Tax Liability             22,060           23,835
  Cash Overdrafts                                   40,087           29,064
  Deposits from Uninsured Accounts                  11,025           11,711
  Other Liabilities                                  8,033            7,301
                                                  --------         --------
Total Liabilities                                  232,551          228,849
                                                  --------         --------

Commitments and Contingent Liabilities -- Note 7

Owner's Equity
  Allocated Capital                                197,087           224,959
  Net Unrealized Loss on Securities -- Note 1       (5,160)            --
                                                  --------          --------
Total Owner's Equity                               191,927           224,959
                                                  --------          --------

Total Liabilities and Owner's Equity              $424,478          $453,808
                                                  ========          ========



See notes to financial statements.

STATEMENTS OF INCOME

Provident Life and Accident Insurance Company of America and Subsidiaries' Medical Services Operations

                                              Year Ended December 31

                                         1994            1993            1992
                                             (in thousands of dollars)
                                      ------------------------------------------
Revenue:

 Premium Income                        $238,203        $261,762        $371,890

 Net Investment Income                   18,131          21,938          21,445

 Net Realized Investment Gains              332             509             715

 ASO Fees                               108,949         110,554         112,261

 Other Income                            28,393          26,264          24,482
                                       --------        --------        --------

Total Revenue                           394,008         421,027         530,793
                                       --------        --------        --------

Benefits and Expenses

 Policy and Contract Benefits           178,373         212,191         291,106

 Change in Reserves                       1,652             (63)          2,804

 Salaries                                93,176           92,747         93,934

 Other Operating Expenses               108,081          110,184        134,808
                                       --------         --------       --------

Total Benefits and Expenses             381,282          415,059        522,652
                                       --------         --------       --------

Income Before Federal Taxes             12,726             5,968          8,141
                                       -------          --------     ----------

Federal Income Taxes

 Current                                  3,386            8,825          1,807

 Deferred                                 1,004           (6,820)           812
                                        -------         --------      ---------
Total Federal Income Taxes                4,390            2,005          2,619
                                        --------        --------      ---------
Net Income                              $ 8,336         $  3,963      $   5,522
                                       =========        ========      =========


See notes to financial statements.

STATEMENTS OF OWNER'S EQUITY


Provident Life and Accident Insurance Company of America and Subsidiaries' Medical Services Operations

                                                             Year Ended December 31

                                                        1994           1993          1992
                                                           (in thousands of dollars)
                                                      --------------------------------------

Allocated Capital
  Balance at Beginning of Year                        $224,959       $233,172       $258,710
  Return of Allocated Capital                          (36,208)       (12,176)       (31,060)
  Net Income                                             8,336          3,963          5,522
                                                      --------       --------       --------
  Balance at End of Year                               197,087        224,959        233,172
                                                      --------       --------       --------

Net Unrealized Loss on Securities
  Balance at Beginning of Year                            --             --             --
  Adjustment for the Application of SFAS 115--Note 1     9,258           --             --
  Change During Year                                   (14,418)          --             --
                                                     ---------       --------       --------
  Balance at End of Year                                (5,160)          --             --
                                                     ---------       --------       --------

  Total Owner's Equity                               $191,927        $224,959        $233,172
                                                     ========        ========        ========

See notes to financial statements.

STATEMENTS OF CASH FLOWS

Provident Life and Accident Insurance Company of America and Subsidiaries' Medical Services Operations

                                                                          Year Ended December 31
                                                                    1994           1993           1992
                                                                        (in thousands of dollars)
                                                                -------------------------------------------
Cash Flows from Operating Activities
  Net Income                                                      $  8,336       $  3,963       $  5,522
  Adjustments to Reconcile Net Income to Net Cash
    Provided by Operating Activities
      Depreciation and Amortization                                 16,881         16,304         14,087
      Net Realized Investment Gains                                   (332)          (509)          (715)
      Accounts Receivable                                           (2,095)        22,242        (13,850)
      Premiums Receivable                                            1,978         21,229          2,432
      Accrued Investment Income                                        195            (46)           445
      Insurance Reserves and Liabilities                            (5,592)       (20,597)       (30,374)
      Federal Income Taxes                                           1,004         (6,733)           725
      Change in Cash Overdrafts                                     11,023         23,885          5,179
      Deposits from Uninsured Accounts                                (686)       (10,383)        12,115
      Other                                                            406        (10,248)         2,587
                                                                  --------       --------       --------
Net Cash Provided (Used) by Operating Activities                    31,118         39,107         (1,847)
                                                                  --------       --------       --------

Cash Flows from Investing Activities
  Proceeds from Sales of Investment Pool                            15,204          6,160         32,032
  Proceeds from Maturities of Investment Pool                       26,522         67,473         45,094
  Purchase of Investment Pool                                      (31,000)       (92,520)       (50,779)
  Purchase of Property and Equipment                                (6,102)        (6,439)        (2,370)
                                                                  --------       --------       --------
Net Cash Provided (Used) by Investing Activities                     4,624        (25,326)        23,977
                                                                  --------       --------       --------

Cash Flows from Financing Activities
  Return of Allocated Capital                                      (36,208)       (12,176)       (31,060)
                                                                  --------       --------       --------

Net Cash Used by Financing Activities                              (36,208)       (12,176)       (31,060)
                                                                  --------       --------       --------

Net Increase (Decrease) in Cash and Bank Deposits                     (466)         1,605         (8,930)

Cash and Bank Deposits at Beginning of Year                          5,948          4,343         13,273
                                                                  --------       --------       --------

Cash and Bank Deposits at End of Year                             $  5,482       $  5,948       $  4,343
                                                                  ========       ========       ========



See notes to financial statements.


NOTES TO FINANCIAL STATEMENTS

Provident Life and Accident Insurance Company of America and Subsidiaries' Medical Services Operations

NOTE 1 -- Significant accounting policies

BASIS OF PRESENTATION: The accompanying financial statements have been prepared on the basis of generally accepted accounting principles. Such accounting principles differ from statutory accounting practices prescribed or permitted by state regulatory authorities. The financial statements include the accounts of the Medical Services Operations (Medical Services) of the Group Department of Provident Life and Accident Insurance Company of America and Subsidiaries (the Company). Medical Services is not a separate legal entity but is an operating division of the Group Department of the Company's wholly-owned subsidiaries, Provident Life and Accident Insurance Company and Provident Life and Casualty Insurance Company. Medical Services also includes the operations of Provident Health Care Plans, Inc. (PHCP), the Company's subsidiary involved in the development and management of health maintenance organizations.

OPERATIONS: Medical Services does business in the fifty states, the District of Columbia, Puerto Rico, and Canada. Medical Services includes those products which involve the delivery of healthcare to employee groups. As insurance companies, Provident Life and Accident Insurance Company and Provident Life and Casualty Insurance Company are subject to regulation by insurance regulatory bodies which, among other things, requires the maintenance of minimum capital and surplus and places restrictions on the amount of dividends which can be paid without regulatory approval.

INVESTMENTS: The investment pool reported in the statements of financial condition represents Medical Services' portion of investments owned by the Group Department of the Company and represents the invested assets necessary to support the liabilities and allocated capital of Medical Services. Individual investments of the Group Department are not specifically allocated to any operating division of the Group Department but are held and managed to support the operations of the Group Department as a whole. The Medical Services' portion of Group Department investments is 28.1 percent and 29.0 percent at December 31, 1994 and 1993, respectively. Net investment income and net realized investment gains reported in the statements of income represent Medical Services' pro-rata share of net investment income and net realized investment gains of the Group Department. Amounts reported in Notes 2 and 3 represent total Group Department investments. The investments included in the investment pool are reported as follows:

Available-for-Sale Fixed Maturity Securities are reported at fair value.

Hold-to-Maturity Fixed Maturity Securities are generally reported at amortized cost.

Equity Securities are reported at fair value.

Mortgage Loans are generally carried at the unpaid balance.

Real Estate other than foreclosed real estate is carried at cost less accumulated depreciation which is calculated using principally the straight-line method. Foreclosed real estate is carried at lower of cost or fair value, giving consideration to current occupancy rates and economic conditions, less accumulated depreciation from the date of foreclosure.

Short-term Investments are carried at cost.

Fixed maturity securities include bonds and redeemable preferred stocks. Equity securities include common stocks and nonredeemable preferred stocks. Fixed maturity and equity securities not bought and held for the purpose of selling in the near term but for which the Company does not have the positive intent and ability to hold to maturity are classified as available-for-sale. Fixed maturity securities that the Company has the positive intent and ability to hold to maturity are classified as held-to-maturity. The Company determines the appropriate classification of fixed maturity securities at the time of purchase.


NOTES TO FINANCIAL STATEMENTS - Continued

Provident Life and Accident Insurance Company of America and Subsidiaries' Medical Services Operations

NOTE 1 - Significant Accounting Policies - Continued

Realized investment gains and losses, which are reported as a component of revenue in the statements of income, are based upon specific identification of the investments sold. At the time a decline in the value of an investment is determined to be other than temporary, a provision for loss is recorded which is included in realized investment gains and losses. Unrealized holding gains and losses, resulting from carrying available-for-sale securities at fair value, are reported in owner's equity, net of deferred tax credits of $2,779,000 at December 31, 1994.

PROPERTY AND EQUIPMENT: Property and equipment is depreciated on the straight-line method over its estimated useful life. The accumulated depreciation for property and equipment was $24,655,000 and $18,926,000 as of December 31, 1994 and 1993, respectively.

INTANGIBLE ASSETS: Intangible assets have been recorded in connection with the acquisition of the health insurance operations of an insurance company. The balance is amortized on the straight-line method over the estimated life of the insurance in force. The amortization periods do not exceed 20 years for large-case group health business and 10 years for small-case group health operations. Accumulated amortization was $77,683,000 and $66,531,000 as of December 31, 1994 and 1993, respectively.

REVENUE RECOGNITION: The amounts collected from policyholders are recognized as premium income over the premium paying period and are reported net of experience rating refunds and unearned premiums. Policyholders' funds represent funds deposited by contract holders and are not included in revenue.

POLICY AND CONTRACT BENEFITS: Policy and contract benefits are based on reported losses and estimates of incurred but not reported losses and related claim adjustment expenses. Those estimates are subject to the effects of trends in claim severity and frequency. Although considerable variability is inherent in such estimates, management believes that such reserves are adequate. These estimates are continually reviewed and adjusted as necessary as experience develops or new information becomes known; such adjustments are included in current operations.

POLICYHOLDERS' FUNDS: Policyholders' funds represent customer deposits plus interest credited at contract rates.

OTHER OPERATING EXPENSES: Medical Services is provided certain administrative, actuarial, and investment services from the Company. These services are provided at cost.

FEDERAL INCOME TAXES: Deferred taxes have been recorded for significant temporary differences between financial statement income and taxable income.

CHANGES IN ACCOUNTING PRINCIPLES:

Statement of Financial Accounting Standards No. 115 (SFAS 115), Accounting for Certain Investments in Debt and Equity Securities.

SFAS 115 addresses the accounting and reporting for investments in fixed maturity securities and for equity securities with readily determinable fair values. SFAS 115 requires these investments to be classified into three categories and accounted for as follows:

        (1) Fixed maturity securities that the Company has the positive intent and ability to hold to maturity are classified as held-to-maturity securities and reported at amortized cost.

        (2) Fixed maturity and equity securities that are bought and held principally for the purpose of selling in the near term are classified as trading securities and reported at fair value, with changes in unrealized holding gains and losses included in income.

Provident Life and Accident Insurance Company of America and Subsidiaries' Medical Services Operations

NOTE 1 -- Significant Accounting Policies -- Continued

     (3) Fixed maturity and equity securities classified neither as held-to-maturity securities nor as trading securities are classified as available-for-sale securities and reported at fair value, with unrealized holding gains and losses reported as a separate component of owner's equity.

The issuance of SFAS 115 changed the previous definition of what constituted a security being held-to-maturity. Due to the significant restrictions placed on securities classified as held-to-maturity, the Company believes that prudent asset management requires a major portion of debt securities to be classified as available-for-sale.

The Company adopted the provisions of SFAS 115 as of January 1, 1994, and classified over 99 percent of the Group Department's fixed maturity securities as available-for-sale with the remainder reported as held-to-maturity. In accordance with SFAS 115, prior period financial statements have not been restated to reflect the change in accounting principle.

The adjustments for the Group Department related to the adoption of SFAS 115 are as follows:




                                                                                December 31             January 1
                                                                                   1994                    1994
                                                                                    (in thousands of dollars)
                                                                                ---------------------------------
Fair Value Adjustment to Fixed Maturity Securities                               $(27,543)               $54,780
Less Deferred Federal Income Taxes                                                 (9,640)                19,173
                                                                                 --------                -------
Net Unrealized Gain (Loss) on Securities                                         $(17,903)               $35,607
                                                                                 ========                =======


The changes required by SFAS 115 did not result in any changes to the net income of Medical Services. The Company has not changed its investment policies or strategies as a result of the implementation of the new accounting requirements.

NOTE 2 -- FAIR VALUES OF FINANCIAL INSTRUMENTS

The carrying amounts and fair values of the Group Department's financial instruments are as follows:

                                                                                December 31
                                                                           (in thousands of dollars)
                                                --------------------------------------------------------------------
                                                             1994                                   1993
                                                Carrying                Fair            Carrying                Fair
                                                 Amount                 Value            Amount                 Value
                                                -----------------------------           -----------------------------
Assets
Fixed Maturity Securities
  Available-for-Sale                            $674,928             $674,928           $     --              $     --
  Held-to-Maturity                                 3,565                3,486            708,158               763,593
Equity Securities                                  1,616                1,616              1,472                 1,472
Mortgage Loans                                    48,716               49,107             52,270                56,935
Short-term Investments                            13,719               13,719             24,149                24,149
Cash and Bank Deposits                             5,808                5,808              6,863                 6,863

Provident Life and Accident Insurance Company of America and Subsidiaries' Medical Services Operations


Note 2 -- Fair Values of Financial Instruments -- Continued

The following methods and assumptions were used in estimating the fair values of financial instruments:

Fixed Maturity Securities: Fair values for fixed maturity securities are based on quoted market prices, where available. For fixed maturity securities not actively traded, fair values are estimated using values obtained from independent pricing services or, in the case of private placements, are estimated by discounting expected future cash flows using a current market rate applicable to the yield, credit quality, and maturity of the investments. See
Note 3 for the amortized cost and fair values of securities by security type and by maturity date.

Equity Securities: Fair values for equity securities are based on quoted market prices.

Mortgage Loans: Fair values for mortgage loans are estimated using discounted cash flow analyses, using interest rates currently being offered for similar loans to borrowers with similar credit ratings. Loans with similar characteristics are aggregated for purposes of the calculations.

Short-term Investments and Cash and Bank Deposits: Carrying amounts for short-term investments and cash and bank deposits approximate fair value.

Note 3 -- Investments

Securities

The amortized cost and fair values of the Group Department's fixed maturity securities by security type are as follows:


                                                                    December 31, 1994
                                                                (in thousands of dollars)
                                                      ------------------------------------------------
                                                                     Gross         Gross
                                                      Amortized   Unrealized     Unrealized      Fair
                                                        Cost         Gains         Losses       Values
                                                      ------------------------------------------------
Available-for-Sale Securities
  United States Government and
   Government Agencies and Authorities                 $  6,433        $   71       $   213    $  6,291
  Foreign Governments                                     1,590            37            84       1,543
  Public Utilities                                      140,299         2,624         6,899     136,024
  Mortgage-backed Securities                            132,890           431         8,541     124,780
  All Other Corporate Bonds                             394,242         4,304        19,504     379,042
  Redeemable Preferred Stocks                            27,017           988           757      27,248
                                                       --------        ------       -------     -------
   Total Fixed Maturity Securities                      702,471         8,455        35,998     674,928
  Equity Securities                                       2,688            --         1,072       1,616
                                                       --------        ------       -------    --------
                                                       $705,159        $8,455       $37,070    $676,544
                                                       ========        ======       =======    ========


Held-to-Maturity Securities
  United States Government and
   Government Agencies and Authorities                 $    542        $   --       $     3    $    539
  States, Municipalities, and Political Subdivisions      3,023           120           196       2,947
                                                       --------        ------       -------    --------
    Total                                              $  3,565        $  120       $   199    $  3,486
                                                       ========        ======       =======    ========

Provident Life and Accident Insurance Company of America and Subsidiaries' Medical Services Operations


Note 3 -- Investments -- Continued



                                                        December 31, 1993
                                                    (in thousands of dollars)
                                        -------------------------------------------------
                                                       Gross         Gross
                                        Amortized    Unrealized    Unrealized       Fair
                                           Cost        Gains         Losses         Value
                                        --------------------------------------------------

United States Government and
  Government Agencies and Authorities    $    458     $   179        $  --      $    637
States, Municipalities, and Political
  Subdivisions                              3,586         440             3         4,023
Foreign Governments                         1,643         228           --          1,871
Public Utilities                          143,239      14,556           363       157,432
Mortgage-backed Securities                167,295       4,416           367       171,344
All Other Corporate Bonds                 360,816      34,545           522       394,839
Redeemable Preferred Stocks                31,121       2,405            79        33,447
                                         --------     -------         -----      --------
  Total Fixed Maturity Securities        $708,158     $56,769        $1,334      $763,593
                                         ========     =======        ======      ========

Equity Securities                        $  2,231     $    42        $  801      $  1,472
                                         ========     =======        ======      ========



The amortized cost and fair values of the Group Department's fixed maturity securities by maturity date are shown below. The maturity dates have not been adjusted for possible calls or prepayments.



                                                        December 31, 1994
                                                    (in thousands of dollars)
                                                    -------------------------
                                                      Amortized        Fair
                                                         Cost          Value
                                                    -------------------------

Available-for-Sale Securities
  1 year or less                                       $ 29,722     $ 30,133
  Over 1 year through 5 years                           103,593      103,664
  Over 5 years through 10 years                         300,409      280,917
  Over 10 years                                         135,857      135,434
                                                       --------     --------
                                                        569,581      550,148
  Mortgage-backed Securities                            132,890      124,780
                                                       --------     --------
                                                       $702,471     $674,928
                                                       ========     ========

Held-to-Maturity Securities
  1 year or less                                       $    578     $    431
  Over 1 year through 5 years                             1,147        1,179
  Over 5 years through 10 years                           1,298        1,337
  Over 10 years                                             542          539
                                                       --------     --------
                                                       $  3,565     $  3,486
                                                       ========     ========


At December 31, 1994, the Group Department's investment in below-investment-grade fixed maturity securities (securities rated below Baa3 by Moody's Investors Services or an equivalent internal rating) was $45,096,000 or 5.9 percent of invested assets. The amortized cost of these securities was $47,500,000. At December 31, 1994, the Group Department had on deposit with regulatory authorities securities with a book value of $4,349,000 held for the protection of policyholders.

Provident Life and Accident Insurance Company of America and Subsidiaries' Medical Services Operations

Note 3 -- Investments -- Continued

Mortgage Loans

The Group Department's distribution of mortgage loans by property type and by the ten most significant states follows:

                                                    December 31, 1994
                                                (in thousands of dollars)
                                                -------------------------
                                                AMOUNT                %
                                                ------              -----
Property Type
  Industrial and Warehouse                      $13,624              28.0%
  Retail                                         11,290              23.2
  Healthcare                                      8,281              17.0
  Hotel                                           6,537              13.4
  Apartment                                       4,736               9.7
  General Office Buildings                        3,737               7.7
  Other                                             511               1.0
                                                -------             -----
    Total                                       $48,716             100.0%
                                                =======             =====

State
  California                                    $15,744              32.3%
  Wisconsin                                       6,554              13.4
  Colorado                                        5,174              10.6
  Georgia                                         3,785               7.8
  Maryland                                        3,084               6.3
  Ohio                                            2,815               5.8
  Washington                                      1,356               2.8
  Virginia                                        1,346               2.8
  Iowa                                            1,317               2.7
  Kansas                                          1,254               2.6
  Other                                           6,287              12.9
                                                -------             -----
    Total                                       $48,716             100.0%
                                                =======             =====


The mortgage loans are typically collateralized by the related properties, and the loan to value ratios at the date of loan origination generally do not exceed 75 percent.

There were no mortgage loans in the process of foreclosure at December 31, 1994.

Real Estate

Accumulated depreciation on the Group Department's allocated portion of the Company's investment real estate portfolio was $3,182,000 and $2,341,000 as of December 31, 1994 and 1993, respectively.

Provident Life and Accident Insurance Company of America and Subsidiaries' Medical Services Operations


Note 3 -- Investments -- Continued

Non-current Investments

There were no non-current investments at December 31, 1994. Bonds in default at December 31, 1993 were $525,000, or .07% of Group Department invested assets.

Net Investment Income

Sources for net investment income are as follows:


                                                        Year Ended December 31
                                                   1994           1993         1992
                                                        (in thousands of dollars)
                                                  -----------------------------------

Fixed Maturity Securities                         $60,127       $67,536       $64,722
Equity Securities                                      98           104           110
Mortgage Loans                                      4,825         7,424         8,779
Real Estate                                           858           526           465
Short-term Investments                                462           557           174
Other                                                 239           993          --
                                                  -------       -------       -------
Gross Investment Income                            66,609        77,140        74,250
Investment Expenses                                   650           789           677
                                                  -------       -------       -------
Net Investment Income -- Group Department         $65,959       $76,351       $73,573
                                                  =======       =======       =======
Net Investment Income -- Medical Services         $18,131       $21,938       $21,445
                                                  =======       =======       =======

Realized Investment Gains and Losses

Realized investment gains (losses) are as follows:



                                                         Year Ended December 31
                                                    1994           1993         1992
                                                        (in thousands of dollars)
                                                   -----------------------------------

Fixed Maturity Securities                           $  954        $1,709        $1,115
Equity Securities                                       29          --             (63)
Mortgage Loans                                        --            --            (500)
Real Estate                                            225            62         1,900
                                                    ------        ------        ------
Net Realized Investment Gains -- Group Department   $1,208        $1,771        $2,452
                                                    ======        ======        ======
Net Realized Investment Gains -- Medical Services   $  332        $  509        $  715
                                                    ======        ======        ======

Provident Life and Accident Insurance Company of America and Subsidiaries' Medical Services Operations


Note 3 -- Investments -- Continued

Proceeds from sales of Group Department fixed maturity and equity securities and the related gross gains and losses realized on those sales are as follows:

                                                                Year Ended December 31
                                                           1994          1993          1992
                                                              (in thousands of dollars)
                                                        ---------------------------------------
Proceeds from Sales
  Available-for-Sale Fixed Maturity Securities            $26,377       $  --         $  --
  Held-to-Maturity Securities                                --          20,483        22,998
  Equity Securities                                           238           936           674
Gross Gains
  Available-for-Sale Fixed Maturity Securities              1,126          --            --
  Held-to-Maturity Securities                                --           1,827         1,116
  Equity Securities                                            29          --              55
Gross Losses
  Available-for-Sale Fixed Maturity Securities                172          --            --
  Held-to-Maturity Securities                                --             118             1
  Equity Securities                                          --            --             118


Note 4 -- Federal Income Taxes

A reconciliation of the income tax attributable to continuing operations computed at U.S. federal statutory tax rates to the income tax expense as included in the statements of income follows:

                                                                Year Ended December 31
                                                           1994          1993          1992
                                                         ------------------------------------
Statutory Federal Income Tax Rate                          35.0%         35.0%         34.0%
Tax-preferred Investment Income                            (0.8)         (2.2)         (2.4)
Other Items, Net                                            0.3           0.8           0.6
                                                           ----          ----          ----
Effective Tax Rate                                         34.5%         33.6%         32.2%
                                                           ====          ====          ====

Provident Life and Accident Insurance Company of America and Subsidiaries' Medical Services Operations

NOTE 4 -- Federal Income Taxes -- Continued

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial statement purposes and the amounts used for income tax purposes. Significant components of Medical Services' deferred federal income tax liability are as follows:

                                                       December 31
                                                   1994           1993
                                                 (in thousands of dollars)
                                                 -------------------------
Deferred Tax Liability
  Bond Market Discount                          $   417         $   409
  Cost of Business Acquired                      35,993          39,896
                                                -------         -------
  Total Deferred Tax Liability                   36,410          40,305
                                                -------         -------

Deferred Tax Asset
  Reserves                                       11,482          16,381
  Realized Investment Gains and Losses               89              89
  Unrealized Investment Gains and Losses          2,779            --
                                                -------         -------
  Total Deferred Tax Asset                       14,350          16,470
  Valuation Allowance for Deferred
   Tax Asset                                       --              --
                                                -------         -------
 Deferred Tax Asset after Allowance             14,350          16,470
                                                -------         -------

Net Deferred Tax Liability                      $22,060         $23,835
                                                =======         =======



Medical Services is required to establish a valuation allowance for any portion of the deferred tax asset that management believes will not be realized. In the opinion of management, it is more likely than not that Medical Services will realize the benefit of the deferred tax asset, and, therefore, no such valuation allowance has been established.

The financial results of Medical Services are included in a consolidated tax return filed by the Company. The total federal income tax liability of Medical Services is determined on a separate return basis.

Provident Life and Accident Insurance Company of America and Subsidiaries' Medical Services Operations

NOTE 5 -- Retirement Benefits

PENSION PLAN

The Company provides a self-administered, defined benefit pension plan for eligible salaried employees. The benefits are based on years of service and the employee's highest consecutive five years of compensation. The Company's funding policy is to contribute amounts to the plan sufficient to meet the minimum funding requirements set forth in the Employee Retirement Income Security Act of 1974, plus such additional amounts as the Company may determine to be appropriate. Plan assets are invested in two separate accounts of a subsidiary of the Company, one of which invests in listed equity securities and the other in corporate obligations and U.S. bonds, and in guaranteed fixed income group annuity contracts of a subsidiary of the Company. Medical Services employees participate in the plan sponsored by the Company. Pension expense for Medical Services was $1,783,000, $2,250,000, and $2,910,000 for 1994, 1993, and 1992.

POSTRETIREMENT PLANS

The Company sponsors two defined benefit postretirement plans other than pensions for full-time employees who have ten years of credited service with the Company and have reached age 55. One plan provides medical and dental benefits, and the other provides life insurance benefits. The postretirement health care plan is contributory, with retiree contributions adjusted annually, and contains other cost-sharing features such as deductibles and coinsurance. It is the Company's expressed intent to increase the health care plan's retiree contribution rate annually as the cost of health care increases. The life insurance plan is noncontributory and is fully funded through a life insurance contract issued by the Company. The health care plan is unfunded. Medical Services employees participate in the plans sponsored by the Company. Medical Services' portion of the Company's postretirement benefit cost for the health care plan was $2,531,000, $2,748,000, and $3,102,000 in 1994, 1993, and 1992.


NOTES TO FINANCIAL STATEMENTS -- Continued

Provident Life and Accident Insurance Company of America and Subsidiaries' Medical Services Operations


Note 6 -- Liability for Unpaid Claims and Claim Adjustment Expenses

Changes in the liability for unpaid claims and claim adjustment expenses were as follows:


                                                             Year Ended December 31
                                                          1994         1993        1992
                                                            (in thousands of dollars)
                                                        --------------------------------
Balance at January 1                                    $ 59,878     $ 95,289     $112,385
                                                        --------     --------     --------

Incurred related to:
  Current year                                           206,876      258,221      341,818
  Prior years                                            (17,508)     (38,474)     (30,613)
                                                        --------     --------     --------

Total incurred                                           189,368      219,747      311,205
                                                        --------     --------     --------

Paid related to:
  Current year                                           150,209      199,446      259,355
  Prior years                                             42,677       55,712       68,946
                                                        --------     --------     --------

Total paid                                               192,886      255,158      328,301
                                                        --------     --------     --------

Balance at December 31                                  $ 56,360     $ 59,878     $ 95,289
                                                        ========     ========     ========

There were no reinsurance recoverables at January 1 or December 31, 1994, 1993, or 1992. The provision for unpaid claims and claim adjustment expenses occurring in prior years decreased due to lower than anticipated health care trends.

Note 7 -- Commitments and Contingent Liabilities

On June 2, 1988, the Company announced that it was cooperating with the Department of Health and Human Services (HHS) in an investigation related to Medicare payments to active working persons over age 65 and their spouses over age 65 who are covered by an employer group health plan and who also received Medicare benefits.

Medicare is supposed to pay benefits to such individuals only after they have received benefits from their employer group health plans. In some cases, Medicare paid full benefits first when those benefits should have been the responsibility of the group health plan.

On March 31, 1989, the Company filed a Complaint for Declaratory Judgment against HHS. The suit related to issues involving administration of the Medicare payment program. On April 5, 1989, the Department of Justice filed a lawsuit against the Company which sought to recover Medicare overpayments. This suit was amended to also cover payments made on the behalf of those eligible for Medicare due to End Stage Renal Disease and Disability.

On May 27, 1993, the Company and HHS executed an agreement terminating all outstanding litigation between the parties regarding Medicare claims. The effect of the settlement was a before-tax charge of $10,100,000 to the 1993 earnings of Medical Services. Expenses related to the HHS litigation other than that of the settlement were $2,286,000 and $9,983,000 in 1993 and 1992.

Various lawsuits against Medical Services have arisen in the normal course of business. Contingent liabilities that might arise from litigation are not deemed likely to materially affect the financial position or net income of Medical Services.

Provident Life and Accident Insurance Company of America and Subsidiaries' Medical Services Operations

Note 8 -- Subsequent Events

On December 20, 1994, the Company entered into an Asset and Stock Purchase Agreement (the Agreement) with Healthsource, Inc. (Healthsource) whereby Healthsource agreed to acquire certain assets and assume certain liabilities of Medical Services. Pursuant to the Agreement, which closed on May 31, 1995 effective as of April 30, 1995, Healthsource acquired certain assets and assumed certain liabilities of Medical Services including 100 percent of the issued and outstanding stock of PHCP.


           Provident Life and Accident Insurance Company of America
                and Subsidiaries' Medical Services Operations
                  Condensed Statement of Financial Condition
                                March 31, 1995
                                (In thousands)

Assets                                                           (UNAUDITED)


Cash and bank depositis                                           $  4,503
Investment pool                                                    181,651
Accounts receivable                                                 54,188
Premiums receivable                                                 25,916
Accrued investment income                                            2,912
Property and equipment - at cost less accumulated depreciation      23,805
Intangible assets                                                  100,049
Miscellaneous                                                           10
                                                                  --------
Total Assets                                                       393,034
                                                                  ========

Liabilities and Owner's Equity

Policy and contract benefits                                        82,467
Unearned premiums                                                    1,127
Experience rating refunds                                           47,037
Policyholders' funds                                                17,927
Federal income tax liability                                        25,433
Cash overdrafts                                                     44,299
Deposits from uninsured accounts                                    10,283
Other liabilities                                                   16,047
                                                                  --------
  Total Liabilities                                                244,620
                                                                  --------

Owner's Equity

Allocated Capital                                                  149,397
Net Unrealized loss on Securities                                     (983)
                                                                  --------
  Total Owner's Equity                                             148,414
                                                                  --------
  Total Liabilities and Owner's Equity                            $393,034
                                                                  ========


           See notes to condensed consolidated financial statements.


           Provident Life and Accident Insurance Company of America
                and Subsidiaries' Medical Services Operations
                        Condensed Statement of Income
                  For the three months ended March 31, 1995
                                (In thousands)


                                                                 (UNAUDITED)


Revenue

Premium income                                                   $ 71,254
ASO fees                                                           28,544
                                                                 --------
  Total revenue                                                    99,798

Benefits and Expenses

  Policy and contract benefits                                     56,814
  Change in reserves                                                  719
  Operating expenses                                               51,396
                                                                 --------
    Total benefits and expenses                                   108,929
                                                                 --------
Operating income                                                   (9,131)

Interest and other income

  Net investment income                                             3,570
  Net realized investment gains                                       112
  Other income                                                      8,213
                                                                 --------
    Total interest and other income                                11,895
                                                                 --------

Income before federal income taxes                                  2,764
 Federal income taxes                                                 880
                                                                 --------
Net income                                                       $  1,884
                                                                 ========


          See notes to condensed consolidated financial statements.


           Provident Life and Accident Insurance Company of America
                and Subsidiaries' Medical Services Operations
                      Condensed Statement of Cash Flows
                  For the three months ended March 31, 1995
                                (In thousands)


                                                                 (UNAUDITED)


Net cash provided by operating activities                        $  6,568
                                                                 --------

Cash flows from investing activities
  Net sale of investment pool                                      40,420
  Sale of property and equipment                                    1,607
                                                                 --------

    Net cash provided by investing activities                      42,027
                                                                 --------
Cash flows from financing activities
  Return of allocated capital                                     (49,574)
                                                                 --------
    Net cash used by financing activities                         (49,574)
                                                                 --------

Net decrease in cash and bank deposits                               (979)

Cash and bank deposits, beginning of period                         5,482
                                                                 --------

Cash and bank deposits, end of period                            $  4,503
                                                                 ========






           See notes to condensed consolidated financial statements.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
- ----------------------------------------------------------------

1. BASIS OF PRESENTATION

   The unaudited condensed financial statements have been prepared in accordance with generally accepted accounting principles for the interim financial information and with the instructions to Rule 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all normal recurring adjustments considered necessary for a fair presentation have been included.

   The results of operations for the three month period ended March 31, 1995 are not necessarily indicative of the results of operations to be expected for the full year.

PRO FORMA FINANCIAL INFORMATION (UNAUDITED)

The following pro forma financial information has been prepared giving effect to the acquisitions of Coordinated Medical Services of North Carolina, Inc. ("CMS") (now called "Healthsource Health Plans, Inc." ("HSHP")), Patients Choice, Inc. ("PCI"), and the Provident Life and Accident Insurance Company of America ("PLA") and subsidiaries' medical services operations (now collectively called "Healthsource-Provident") as if each acquisition had taken place as of January 1, 1994 for the pro forma consolidated income statements and as if the Healthsource-Provident acquisition had taken place as of March 31, 1995 for the pro forma condensed consolidated balance sheet. All three acquisitions have been accounted for as purchases. The carrying values of assets and liabilities for PLA have been estimated to approximate fair market value. Accordingly, no pro forma adjustments to these amounts were made to reflect the allocation and amount of the purchase price, the determination of which will be based upon final appraisals and valuations of all transferred assets and liabilities. Any adjustments to the allocation of the purchase price have been or will be made within one year from the acquisition date and are not expected to be material to the pro forma financial information taken as a whole.

On March 31, 1994, the Company acquired approximately 70% of CMS which it did not already own for 1,242,000 shares of its Common Stock, which was valued at $39.2 million.

In November 1994, the Company completed a cash tender offer and subsequent merger to purchase the remaining 60% interest in CNY Patients' Network, Inc., the parent company of PCI, for approximately $11.5 million.

Effective as of May 1, 1995, the Company acquired the medical services operations of PLA for $231 million in cash and newly issued preferred stock. The Company has formed two subsidiaries, Healthsource Provident Adminstrators, Inc. ("HPA") and Healthsource Provident Insurance Company ("HPIC") (collectively called, "Healthsource Provident"), to operate the acquired business.

The pro forma financial information is not necessarily indicative of the results of operations or the financial position which would have been attained had the acquisitions been consummated at either of the foregoing dates or which may be attained in the future. The pro forma financial information should be read in conjuction with the historical consolidated financial statements of Healthsource and the historical financial statements of CMS, CNY and PLA and subsidiaries' medical services operations.

                                                        HEALTHSOURCE, INC.
                                    PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)
                                                          MARCH 31, 1995
                                                          (in thousands)

                                                            HISTORICAL                                     PRO FORMA
                                                  ----------------------------        PRO FORMA            FINANCIAL
                                                  HEALTHSOURCE       PROVIDENT       ADJUSTMENTS           STATEMENTS
                                                  ------------       ---------       -----------           ----------
Assets
  Cash and cash equivalents                         $ 96,483         $  4,503       $  (44,000)(1)         $ 61,986
  Marketable securities                               83,482          181,651          (32,548)(5)           76,132
                                                                                      (156,453)(6)
  Premiums and admin. fees receivable                 20,584           80,104               38 (5)          100,726
  Restricted investments                                                               156,453 (6)          156,453
  Other current assets                                21,477            2,912           36,644 (5)           61,033
                                                    --------         --------       ----------             --------
     Total current assets                            222,026          269,170                               456,330
  Long-term marketable securities                     94,599                0                                94,599
  Property and household improvements                 45,334           23,805                                69,139
  Restricted investments                               6,592                0                                 6,592
  Intangible assets -- net                            77,504          100,049          170,700 (2)          243,204
                                                                                      (100,049)(5)
  Other assets                                         9,427               10                                 9,437
                                                    --------         --------       ----------             --------
     TOTAL                                          $455,482         $393,034       $   30,785             $879,301
                                                    ========         ========       ==========             ========

Liabilities and Shareholders' Equity
  Medical claims payable                              84,559          147,431                               231,990
  Accounts payable and accrued expenses               14,928           80,015          (24,701)(5)           70,242
  Deferred revenue                                     8,073            1,127                                 9,200
  Other current liabilities                            5,433           16,047                                21,480
                                                    --------         --------                              --------
     Total current liabilities                       112,993          244,620                               332,912
  Other liabilities                                    2,389                0                                 2,389
  Notes payable-long term                                                              100,000 (3)          100,000
                                                    --------         --------                              --------
     Total liabilities                               115,382          244,620                               435,301
                                                    --------         --------                              --------
  Minority interest                                    3,674                                                  3,674
  Shareholders' equity:
    Preferred stock                                                                    100,000 (4)          100,000
    Common stock                                       3,134                0                                 3,134
    Additional paid-in capital                       214,921          149,397          (73,300)(2)          218,821
                                                                                       (72,197)(5)
    Retained earnings                                119,214                0                               119,214
    Unrealized loss on securities                       (843)            (983)             983 (5)             (843)
                                                    --------         --------                              --------
       Total shareholders' equity                    336,426          148,414                               440,326
                                                    --------         --------       ----------             --------
       TOTAL                                        $455,482         $393,034       $   30,785             $879,301
                                                    ========         ========       ==========             ========

See Notes to Pro Forma Condensed Consolidated Financial Statements.

                              HEALTHSOURCE, INC.
  Notes to Pro Forma Condensed Consolidated Financial Statements (unaudited)
                                March 31, 1995


(1)- Represents cash expected to be paid in conjunction with this transaction, as follows (in thousands):

               Purchase Price:                                    231,000
        Estimated acquisition costs:                               13,000
                                                                ---------
                 Total cost                                       244,000

   Amount borrowed under revolving note payable                  (100,000)
   Preferred stock issued as part of the transaction             (100,000)
                                                                ---------
          Net - Cash paid by Healthsource                          44,000

(2)- Represents the recording of the excess of purchase price and acquisition costs over the fair value of the net assets acquired:

          Total cost per (1) above                                244,000
            Net assets acquired:                                  (73,300)*
                                                                ---------
             Intangible asset                                     170,700

* Represents $76 million per purchase and sale agreement adjusted for certain post closing adjustments and other liabilities assumed.

(3)- Represents borrowings of $100 milion at 6.8% associated with this transaction under the company's revolving note payable (see (1) above).

(4)- Represents the issuance of $100 million 6.25%, cumulative, non-convertible preferred stock in conjunction with the transaction (see note (1) above).

(5)- Represents adjustments to the balance sheet of Provident Life and Accident Insurance Company of America (PLA) and Subsidiaries' Medical Services Operations in accordance with the terms of the Asset and Stock Purchase Agreement to reflect those assets and liabilities included in the PLA balance sheet that were not ultimately transferred to Healthsource, Inc. as part of the transaction. These adjustments consisted of the following items:

Adjustment                                                 (in thousands)
- ----------                                                 --------------
Marketable Securities                                         (32,548)
Premiums and Administrative Fees Receivable                        38
Accrued Investment Income and Other Current Assets             36,644
Intangible Assets, net                                       (100,049)
Accrued Liabilities                                            24,701
Unrealized Loss on Securities                                    (983)
                                                              -------
Net - Additional Paid In Capital                              (72,197)
                                                              =======

(6)- Healthsource Provident Insurance Company (HPIC) is required to place 102% of certain reserve accounts into a trust account to settle claims for the benefit of Provident Life and Accident Company (PLAC) until HPIC is licensed as an insurance company in all states where it will be doing business. At
March 31, 1995 $156,453,000 would have been placed in trust. HPIC can access these funds with PLAC's approval to pay for benefit payments.

                                                        HEALTHSOURCE, INC.
                               Pro Forma Condensed Consolidated Statement of Operations (unaudited)
                                             For the Three Months Ended March 31, 1995
                                         (all amounts in thousands, except per share data)

                                         Historical                                       Pro Forma
                                      -------------                       Pro Forma       Financial
                                      Healthsource       Provident       Adjustments      Statements
                                      -------------      ---------       -----------      ----------
Medical premiums                          $ 192,023      $  71,254                          $263,277
Administrative and managed
  care fees                                  16,202         36,757                            52,959
Management fees                                 222                                              222
                                          ---------      ---------                          --------
   Total Revenue                            208,447        108,011                           316,458
Expenses:
  Cost of medical premiums                  149,082         57,533                           206,615
  Premium Tax                                 1,191                                            1,191
  Selling, general & administrative          40,785         42,896        (1,300)(A)          82,381
  Depreciation & amortization                 3,332          8,500         1,423 (B)          10,467
                                                                          (2,788)(C)
                                          ---------      ---------                          --------
    Total Expenses                          194,390        108,929                           300,654

    Operating Income                         14,057           (918)                           15,804
                                                                            (660)(D)
Interest & Other Income                       3,593          3,682          (525)(E)           6,090
Interest expense                                                           1,700 (F)           1,700
                                          ---------      ---------                          --------
Income before taxes and
   minority interest                         17,650          2,764                            20,194

Provision for taxes                          (5,946)          (880)           77 (G)          (6,749)

Minority Interest                                67              0                                67
                                          ---------      ---------                          --------
Net Income                                $  11,771      $   1,884                          $ 13,512
                                          =========      =========                          ========
Shares used to compute
  Net income per share:
    Primary                                  32,031                                           32,031
    Fully diluted                            32,198                                           32,198
  Net income per share:
    Primary                               $    0.37                                         $   0.37
    Fully diluted                              0.37                                         $   0.37


See Notes to the Pro Forma Condensed Consolidated Financial Statements.

                              HEALTHSOURCE INC.
  Notes to Pro Forma Condensed Consolidated Financial Statements (unaudited)
                                March 31, 1995



(A) At the time of this transaction, Provident had several start up HMOs in operation. These losses are expected to be non-recurring in nature because the Company has existing HMOs into which certain of the Provident membership is expected to be transferred. These losses amounted to $1,300,000 for this period.

(B) Represents the recording of intangibles and the related amortization calculated as follows:

        Purchase price:                                         231,000
    Estimated acquisition costs:                                 13,000
      Net assets acquired:                                      (73,300)
                                                               --------

Excess of purchase price and acquistion costs over
the fair value of the net assets acquired                       170,700
Estimated average life of identifiable and
unidentifiable intangible assets                                     30
                                                               --------
                                                                  5,690
        Pro rated (3 months)                                      1,423


(C) Represents the elimination of amortization expense associated with existing allocated Provident intangibles which were not transferred as part of net assets.

(D) Represents the lost income on $44 million paid in cash ($44,000 x 6% = $2,640 / 4 = $660)

(E) Represents the incremental reduction in interest income due to Provident's historical investment return being higher than Healthsource's expected return calculated as follows (in thousands):

Investment balance:                             210,000
Rate difference (8.75% - 7.75%)                    1.00%
                                                -------
                                                  2,100
Pro rated (3 months)                                525

(F) Represents interest expense associated with $100 million borrowed to finance the transaction calculated as follows:

            Debt                                100,000
        Interest rate                               6.8%
                                                -------
                                                  6,800
     Pro rated (3 months)                         1,700

Note: Dividends associated with the $100 million, 6.25% cumulative preferred stock have not been reflected in this pro-forma income statement. These dividends will be charged directly to retained earnings for the respective period.

(G) Represents the tax impact of adjustments calculated as follows:

        Adjustment A                    1,300
        Adjustment B                   (1,423)
        Adjustment C                    2,788
        Adjustment D                     (660)
        Adjustment E                     (525)
        Adjustment F                   (1,700)
                                       ------
                                         (220)
           Tax rate                      35.0%
                                       ------
                                          (77)

                                                        HEALTHSOURCE, INC.
                               Pro Forma Condensed Consolidated Statement of Operations (unaudited)
                                               For the Year Ended December 31, 1994
                                         (all amounts in thousands, except per share data)
                               HISTORICAL                                      PRO FORMA
                              ------------                     PRO FORMA       FINANCIAL      HISTORICAL     PRO FORMA
                              HEALTHSOURCE        CMS         ADJUSTMENTS      STATEMENTS        CNY         ADJUSTMENTS
                              ------------        ---         -----------      ----------     ----------     -----------
Medical premiums                $532,476        $29,855                         $562,331        $30,923
Administrative and managed
  care fees                       49,389            995                           50,384            194
Management fees                    2,378                        (151)(A)           2,227                        (593)(B)
                                --------        -------                         --------        -------
    Total Revenue                584,243         30,850                          614,942         31,117
Expenses:
  Cost of medical premiums       408,193         23,525                          431,718         22,428
  Purchase Tax                     3,578                                           3,578
  Selling, general &
    administrative               119,079          4,185         (151)(A)         123,113          4,298         (593)(B)
  Depreciation & amortization     11,254              0          227 (A)          11,481                         252 (B)

                                --------        -------                         --------        -------
    Total Expenses               542,104         27,710                          569,890         26,726

    Operating Income              42,139          3,140                           45,052          4,391

Interest & Other Income           12,607            215            0              12,822            379          575 (B)

Interest expense

  Equity in Income of CMS            604                        (604)(A)               0
  Equity in Income of CNY          1,066                                           1,066                      (1,066)(B)
                                --------        -------                         --------        -------
Total Equity Earnings              1,670              0                            1,066              0
                                --------        -------                         --------        -------
Income before taxes and
  minority interest               56,416          3,355                           58,940          4,770

  Provision for taxes            (17,769)        (1,348)          34 (A)         (19,083)        (1,877)

  Minority Interest                  397              0            0                 397              0
                                --------        -------                         --------        -------
Net Income                      $ 39,044        $ 2,007                         $ 40,254        $ 2,893
                                ========        =======                         ========        =======
Shares used to compute
  Net income per share:
    Prmary                        31,409                         455 (A)          31,864
    Fully diluted                 31,457                         455 (A)          31,912
Net income per share:
    Prmary                         $1.24                                           $1.26
    Fully diluted                   1.24                                            1.26


                                PRO FORMA                                       PRO FORMA
                                FINANCIAL                        PRO FORMA      FINANCIAL
                                STATEMENTS      PROVIDENT       ADJUSTMENTS     STATEMENTS
                                ----------      ---------       -----------     ----------
Medical premiums                $593,254        $238,203                        $  831,457
Administrative and managed
  care fees                       50,578         137,342                           187,920
Management fees                    1,634                                             1,634
                                --------        --------                        ----------
    Total Revenue                645,466         375,545                         1,021,011
Expenses:
  Cost of medical premiums       454,146         180,025                           634,171
  Purchase Tax                     3,578                                             3,578
  Selling, general &
    administrative               126,818         184,376         (3,200)(C)        307,994
  Depreciation & amortization     11,733          16,881          5,690 (D)         23,104
                                                                (11,200)(E)
                                --------        --------                        ----------
    Total Expenses               596,275         381,282                           968,847

    Operating Income              49,191          (5,737)                           52,164
                                                                 (2,100)(F)
Interest & Other Income           13,776          18,463         (2,640)(G)         27,167
                                                                   (332)(H)
Interest expense                                                  6,800 (I)          6,800

  Equity in Income of CMS              0
  Equity in Income of CNY              0
                                --------        --------                        ----------
Total Equity Earnings                  0               0                                 0
                                --------        --------                        ----------
Income before taxes and
  minority interest               62,967          12,726                            72,531

  Provision for taxes            (20,960)         (4,390)           1,107 (J)      (24,243)

  Minority Interest                  397                                               397
                                --------        --------                        ----------
Net Income                      $ 42,404        $  8,336                        $   48,685
                                ========        ========                        ==========

Shares used to compute
  Net income per share:
    Prmary                        31,864                                            31,864
    Fully diluted                 31,912                                            31,912
Net income per share:
    Prmary                         $1.33                                             $1.33
    Fully diluted                   1.33                                              1.33

See Notes to the Pro Forma Condensed Consolidated Financial Statements.

                              HEALTHSOURCE, INC.
  Notes to Pro Forma Condensed Consolidated Financial Statements (unaudited)
                              December 31, 1994

(A)- On March 31, 1994, Healthsource issued approximately 1,242,000 shares of its common stock in exchange for the remaining 69.9% of the Coordinated Medical Services of North Carolina, Inc. (CMS) which Healthsource did not already own. For the purposes of these proforma financial statements, the financial statements of CMS represent the results of operations for the three months that Healthsource did not own 100% of CMS. Proforma adjustments include the elimination of management fees ($151K) and equity in earnings ($604K), the amortization of intangibles created in the transaction ($227K), and the related tax adjustments ($34K). For EPS calculations, total shares includes 1,242,000 related to outstanding shares and 128,738 related to outstanding CMS options which were converted to 153,450 Healthsource options with an approximate exercise price of $4.63. This converts to 128,738 shares using the treasury stock method. Additionally, outstanding shares have been adjusted to reflect the impact of this transaction on the first quarter.

(B)- In November 1994, Healthsource completed a cash tender offer and subsequent merger to purchase the remaining 60% interest in CNY Patients' Network, Inc. (CNY), the parent company of Patients' Choice, Inc. (PCI). Under the terms of the agreement, Healthsource paid an estimated purchase price of $11.5 million. Proforma adjustments include the elimination of management fees ($593K) and equity in earnings ($1,066K), the amortization of the $7.7 million intangible created in the transaction ($252K), and the interest lost on the cash payment ($575K).

(C)- At the time of this transaction Provident had several start up HMOs in operation. These losses are expected to be non-recurring in nature because the Company has existing HMOs into which certain of the Provident membership is expected to be transferred. These losses amounted to $5,200,000 for this period and were offset by approximately $2,000,000 in premium tax recoveries which will not recur on a going forward basis.

(D)- Represents the amortization of the purchase price and acquisition costs in excess of the fair value of the net assets acquired calculated as follows (in thousands):

  Purchase price                                                231,000
  Estimated acquisition costs:                                   13,000
  Net assets acquired:                                          (73,300)
                                                                -------

  Excess of purchase price and acquisiton costs over
   the fair value of the net assets acquired                    170,700
  Estimated average life of identifiable and
   unidentifiable intangible assets                                  30
                                                                -------
  Annual amortization                                             5,690

(E)- Represents the elimination of amortization expense associated with existing allocated Provident intangibles which were not transferred as part of net assets.

(F)- Represents the incremental reduction in interest income due to Provident's historical investment return being higher than Healthsource's expected return calculated as follows (in thousands):

  Investment balance                            210,000
  Rate difference (8.75% - 7.75%)                  1.00%
                                                -------
                                                  2,100


(G) - Represents interest lost on the $39 million paid out as part of the transaction, as follows (in thousands):

  Cash paid out as part of the transaction              44,000
  Heatlhsource, Inc.'s expected return                    6.00%
                                                       -------
  Interest lost                                          2,640

(H) - Represents the elimination of the gain on the sale of securities which were not transferred as part of net assets and are therefore non-recurring in nature.

(I) - Represents interest expense associated with $100 million borrowed to finance the transaction at an estimated rate of 6.8% ($100,000 X .068 = $6,800) Dividends associated with the $100 million, 6.25%, cumulative preferred stock have not been reflected in this pro-forma income statement. These dividends will be charged directly to retained earnings for the respective period.

(J) - Represents the tax impact of adjustments calculated as follows (in thousands):

        Adjustment C (net)               3,200
          Adjustment D                  (5,690)
          Adjustment E                  11,200
          Adjustment F                  (2,100)
          Adjustment G                  (2,640)
          Adjustment H                    (332)
          Adjustment I                  (6,800)
                                       -------
    Total adjustments (pre-tax)         (3,162)
             Tax rate                       35%
                                       -------
            Tax benefit                 (1,107)